WILLIAMSON PETROLEUM CONSULTANTS, INC.

550 WEST TEXAS AVENUE, SUITE 300

MIDLAND, TEXAS 79701-4246

PHONE 432-685-6100

FAX: 432-685-3909

E-MAIL: WPC@WPC-INC.COM

Exhibit 23.4

CONSENT OF INDEPENDENT ENGINEERS

As oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation in Registration Statement on Form S-1 (No. 333-138922) and the accompanying prospectus to be filed with the Securities and Exchange commission on or about January 3, 2007 (the “Registration Statement”), of information from our report for RWG Energy, Inc. effective December 31, 2005 entitled, “Evaluation of Oil and Gas Reserves to the Interests of RWG Energy, Inc. Effective December 31, 2005 Proved Properties for Disclosure to the Securities and Exchange Commission and Probable Properties Utilizing Nonescalated Economics Williamson Project 5.9108” dated January 23, 2006 which are part of the Registration Statement. We also consent to the references to our firm in such Registration Statement.

/s/ Williamson Petroleum Consultants, Inc.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas

January 3, 2007